CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

AMENDMENT No. 1 TO SPONSORED RESEARCH AGREEMENT

This Amendment No. 1 to the Sponsored Research Agreement ("Amendment No. 1") is made and entered into by and between Bright Minds Biosciences ("Sponsor") and the University of Texas Medical Branch at Galveston, "****" ("University" or "UTMB") a component institution of The University of Texas System ("System") (collectively the "Parties").

RECITALS

A. Sponsor and University entered into a Sponsored Research Agreement on October 15, 2020 to conduct a laboratory study and evaluation.

B. Sponsor and University wish to amend the Agreement as stated below.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties mutually agree as follows:

1. This Amendment No. 1 shall be effective as of February 15, 2021 ("Effective Date of Amendment No. 1").

2. The Agreement shall continue through and including October 31, 2021.

3. As a consideration for University's performance of the additional work detailed in Attachment A1, Sponsor shall pay University funds in the amount of "****" execution of this Amendment No. 1.

4. Except as expressly provided in this Amendment No. 1, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

IN WITNESS WHEREOF, Sponsor and University have entered into this Amendment No. 1 effective as of the date first set forth above.

UNIVERSITY OF TEXAS MEDICAL BRANCH		SPONSOR
By:	"Carolee King"	By:	"Ian McDonald"
Name:	Carolee King, JD	Name:	Ian McDonald
Title:	Sr. VP & General Counsel	Title:	CEO
Date:	6/11/2021	Date:

Read and Understood by:

"Kathryn Cunningham"                              Date: 6/10/2021
Dr. Kathryn Cunningham

Content Reviewed:     "KS"                         FS

ATTACHMENT A1. SCOPE OF WORK & BUDGET

"****".

"****".

Total Direct Costs for Initial Budget Period		"****"

Current UTMB F&A Rate	58%	"****"

Current UTMB Fee	15%	"****"

Total Costs (Direct & F&A & Fee )		"****"